SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 20, 2001

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 20, 2001, CSB Bancorp, Inc. released a report to shareholders that included an announcement of a dividend to shareholders. A copy of the report to shareholders is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Exhibits
		99.1	Report to shareholders dated December 20, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: December 20, 2001	By: /s/ C. James Bess
C. James Bess Chief Executive Officer and Chairman of the Board of Directors

Exhibit 99.1	December 20, 2001

Dear Shareholder:

The Company is particularly pleased to enclose your check or statement for a year 2001 dividend of $0.10 per share - the first dividend paid since the third quarter of 2000.

The many initiatives that began well over a year ago to strengthen the Bank have been successful. The Company has met its strategic goals and objectives. The significant accomplishments to date have been realized as a result of the dedication and diligence of the Board of Directors, Officers, and Staff. The tasks faced were difficult and time consuming to address. Nevertheless, we always felt that with hard work any problems could be overcome. Our efforts have been supported by shareholder patience, faith in Management, Customer loyalty and key regulatory actions that, we believe, translate to confidence with the Bank's condition and progress to date.

For well over a year, we have been working diligently on: (1) strengthening leadership to foster organization, communication, teamwork, business judgment, high ethical standards, superior customer service, high productivity, and effective and efficient banking processes; (2) establishing a prudent, safe and sound profitable culture; (3) addressing and correcting regulatory issues; (4) filling key management positions, coupled with training for Directors, Officers and Staff; (5) modifying the composition of the Board of Directors with additional diversity; (6) creating and revising appropriate policies and procedures; (7) regaining a position of dominance in the Bank's primary market area; (8) enhancing the strategic planning and budgeting processes; (9) improving credit quality and reducing adversely classified assets by over 50%, which in turn substantially reduced the provision for potential loan and lease losses; and (10) making the franchise globally stronger in order to enhance profitability and shareholder value.

As you can see, we set out to do a great deal and a great deal has been accomplished. We still have work to do in order to continue to improve. You may be assured that the Board of Directors, Officers, and Staff will continue to put forth our best efforts in that pursuit. We believe we will be successful, and we look forward to the future with great enthusiasm because we have: (1) the right culture, (2) the right leadership, (3) the right people, (4) the right banking processes and systems, and (5) the right base of Shareholder support. We ask for your continued support as a customer of the Bank. Whether you are a depositor, borrower or user of our trust or brokerage service, your business helps us succeed. We also ask for your continued support of the Board and Management so that we can focus on the tasks at hand.

On behalf of the Board of Directors, Officers, and Staff, the Company extends seasons greetings and best wishes to you and your families for a very joyous and blessed holiday season.

Sincerely,

/s/ C. James Bess

C. James Bess

Chief Executive Officer and Chairman of the Board of Directors